
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the three months ended March 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      15,816,155<F1>
<SECURITIES>                                   534,715
<RECEIVABLES>                                    4,176<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 5,646
<PP&E>                                         468,949<F3>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              16,969,641
<CURRENT-LIABILITIES>                          397,203
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    16,523,158<F4>
<OTHER-SE>                                      40,280<F5>
<TOTAL-LIABILITY-AND-EQUITY>                16,969,641
<SALES>                                              0
<TOTAL-REVENUES>                               283,380<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                51,606
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   231,774<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes cash and cash equivalents of $394,437 and investments in commercial paper of $15,421,718.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the
Balance Sheet.
<F3>Includes investment in Joint Venture.
<F4>Equity of General Partners ($125,174), Limited Partners $16,657,332.
<F5>Unrealized holding gain on MBS of $40,280.
<F6>Includes interest income of $157,380 and Partnership's share of Joint Venture net income of $126,000.
<F7>Net income allocated $2,318 to General Partners and $229,456 to the Limited
Partners.  Net Income per unit is $.11.

